Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Phone: 919-407-7895
Fax: 919-407-5615
investorrelations@cree.com

Cree Reports Financial Results for the First Quarter of Fiscal Year 2017

DURHAM, N.C., October 18, 2016 - Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced consolidated revenue of $321 million from continuing operations, and $50 million from discontinued operations, for a combined revenue of $371 million for its first quarter of fiscal 2017. This represents a 13% decrease compared to combined revenue of $425 million ($381 million from continuing operations and $44 million from discontinued operations) for the first quarter of fiscal 2016 and a 4% decrease compared to the fourth quarter of fiscal 2016. Combined GAAP net income for the first quarter of fiscal 2017 was $0.6 million, or $0.00 per diluted share, compared to combined GAAP net loss of $24 million, or $0.24 per diluted share, for the first quarter of fiscal 2016. On a non-GAAP basis, combined net income for the first quarter of fiscal 2017 was $15 million, or $0.15 per diluted share, compared to combined non-GAAP net income for the first quarter of fiscal 2016 of $21 million, or $0.21 per diluted share.

Revenue from continuing operations was $321 million in the first quarter of 2017 compared to revenue from continuing operations of $381 million in the first quarter of fiscal 2016. Loss from continuing operations for the first quarter of fiscal 2017 was $3 million, or $0.03 per diluted share, compared to loss from continuing operations of $26 million or $0.25 per diluted share for the first quarter of 2016. On a non-GAAP basis, income from continuing operations for the first quarter of fiscal 2017 was $9 million, or $0.09 per diluted share, compared to non-GAAP income from continuing operations of $15 million or $0.14 per diluted share, for the first quarter of 2016.

Revenue from discontinued operations was $50 million in the first quarter of 2017 compared to revenue from discontinued operations of $44 million in the first quarter of 2016. Income from discontinued operations, net of tax for the first quarter of fiscal 2017 was $3 million, or $0.03 per diluted share, compared to income from discontinued operations, net of tax of $1 million, or $0.01 per diluted share for the first quarter of 2016. On a non-GAAP basis, income from discontinued operations, net of tax for the first quarter of fiscal 2017 was $6 million, or $0.06 per diluted share, compared to non-GAAP income from discontinued operations, net of tax of $7 million, or $0.07 per diluted share, for the first quarter of 2016.

“We delivered solid results in fiscal Q1, as Lighting, LED Products and Wolfspeed all achieved revenue and gross margins that were in line with our targets,” stated Chuck Swoboda, Cree Chairman and CEO. “We continue to make progress with our transition to a more focused LED lighting company and building a more valuable business by bringing better light to our customers.”

Q1 2017 Financial Metrics
(in thousands, except per share amounts and percentages)

	First Quarter
	2017	2016	Change
	(unaudited)	(unaudited)
Revenue, net	$321,329	$381,549	($60,220)	(16)%
GAAP
Gross margin	26.9%	28.1%
Operating margin	(3.2)%	(3.1)%
Loss from continuing operations	($2,858)	($25,736)	$22,878	89%
Income from discontinued operations, net of tax	$3,424	$1,247	$2,177	175%
Net income (loss)	$566	($24,489)	$25,055	102%
Per share information:
Loss from continuing operations	($0.03)	($0.25)	$0.22	88%
Income from discontinued operations, net of tax	$0.03	$0.01	$0.02	200%
Earnings (loss) per diluted share	$0.00	($0.24)	$0.24	100%
Non-GAAP
Gross margin	27.7%	28.8%
Operating margin	2.8%	4.9%
Income from continuing operations	$9,500	$14,744	($5,244)	(36)%
Income from discontinued operations, net of tax	$5,709	$6,590	($881)	(13)%
Net income	$15,209	$21,334	($6,125)	(29)%
Per share information:
Income from continuing operations	$0.09	$0.14	($0.05)	(36)%
Income from discontinued operations, net of tax	$0.06	$0.07	($0.01)	(14)%
Earnings per diluted share	$0.15	$0.21	($0.06)	(29)%

•	Gross margin from continuing operations increased from 26.4% in Q4 of fiscal 2016 to 26.9% on a GAAP basis and decreased from 28.2% to 27.7% on a non-GAAP basis.

•	Consolidated cash and investments decreased by $16 million from Q4 of fiscal 2016 to $589 million.

•	Accounts receivable from continuing operations, net increased by $7 million from Q4 of fiscal 2016 to $146 million, with days sales outstanding of 41.

•	Inventory from continuing operations increased by $10 million from Q4 of fiscal 2016 to $292 million and represents 112 days of inventory.

•	Consolidated cash from operations was $18 million for Q1 of fiscal 2017.

•	We repurchased $36 million of shares during Q1 of fiscal 2017.

Recent Business Highlights:

•	Announced the appointment of Danny Castillo as President, Lighting, effective November 7, 2016

•	Released the following new Lighting products:
•Essentia® by Cree LED Surface Wrap
•A completely new portfolio of next generation LED bulbs

•	Launched the following new LED products:
•XLamp® XP-L2 LED
•XLamp XQ-E and XP-E High Efficiency (HE) Photo Red LEDs
•QLS6A and QLSB6 LEDs

Business Outlook:

For its second quarter of fiscal 2017 ending December 25, 2016, Cree targets combined revenue, which includes both continued and discontinued operations, in a range of $360 million to $380 million. Combined GAAP net income is targeted at $10 million to $11 million, or $0.10 to $0.11 per diluted share. Combined non-GAAP net income is targeted in a range of $13 million to $19 million, or $0.13 to $0.19 per diluted share. Targeted combined non-GAAP earnings exclude $21 million of expenses related to stock-based compensation expense, the amortization or impairment of acquisition-related intangibles and transaction costs associated with the sale of the Wolfspeed business. The GAAP and non-GAAP targets do not include any estimated change in the fair value of Cree’s Lextar investment.

For continuing operations, revenue is targeted in a range of $310 million to $330 million. GAAP income from continuing operations is targeted at $2 million to $5 million, or $0.02 to $0.05 per diluted share. Non-GAAP income from continuing operations is targeted in a range of $4 million to $10 million, or $0.04 to $0.10 per diluted share. Targeted non-GAAP income from continuing operations exclude $18 million of expenses related to stock-based compensation expense and the amortization or impairment of acquisition-related intangibles. The GAAP and non-GAAP targets do not include any estimated change in the fair value of Cree’s Lextar investment.

For discontinued operations, revenue is targeted at +/- $50 million. GAAP income from discontinued operations, net of tax is targeted at +/- $7 million, or +/- $0.07 per diluted share. Non-GAAP income from discontinued operations, net of tax is targeted at +/- $9 million, or +/- $0.09 per diluted share. Targeted non-GAAP income from discontinued operations, net of tax excludes $3 million of expenses related to stock-based compensation expense, the amortization or impairment of acquisition-related intangibles and transaction costs associated with the sale of the Wolfspeed business.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal 2017 first quarter results and the fiscal 2017 second quarter business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.

Cree is a market-leading innovator of lighting-class LEDs, lighting products and semiconductor products for power and radio frequency (RF) applications. Cree believes in better light experiences and is delivering new innovative LED technology that transforms the way people experience light through high-quality interior and exterior LED lighting solutions.

Cree’s product families include LED lighting systems and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and RF devices. Cree’s products are driving improvements in applications such as general illumination, electronic signs and signals, power supplies and inverters.

For additional product and Company information, please refer to www.cree.com.

Sale of Wolfspeed to Infineon Update

As previously announced, Cree reached an agreement to sell the Wolfspeed business to Infineon Technologies AG. The parties are continuing to work together to obtain the customarily required regulatory approvals in various jurisdictions, including foreign and domestic antitrust approvals, as well as CFIUS approval. The parties received a second request for additional information from the United States Federal Trade Commission in late September. Cree and Infineon continue to target closing the transaction around the end of calendar 2016.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated in the forward-looking statements. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our commercial Lighting results will continue to suffer if new issues arise regarding the new ERP system we implemented in the third quarter of fiscal 2016 for this business; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs, including costs associated with the potential recall of our products; the risk that retail customers may alter promotional pricing, increase promotion of a competitor's products over our products or reduce their inventory levels, all of which could negatively affect product demand; the risk that the sale of our Wolfspeed business to Infineon may be delayed or may not occur; the ability to obtain regulatory approval or the possibility that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the Wolfspeed transaction; the risk that one or more of the conditions to closing of the Wolfspeed transaction may not be satisfied; the possibility that anticipated benefits of the proposed Wolfspeed transaction will not be realized, including the amount of cash to be realized by Cree from the transaction or our resulting ability to pursue select strategic transactions and stock repurchases; potential business uncertainty, including changes to existing business relationships during the pendency before closing that could affect our financial performance; the risk that our investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk that we have an increasingly complex supply chain and its ability to scale to enable maintaining a sufficient supply of raw materials, subsystems and finished products with the required specifications and quality; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; the risk we may be required to record a significant charge to earnings if our goodwill or amortizable assets become impaired; our ability to complete development and commercialization of products under development, such as our pipeline of improved LED chips, LED components and LED lighting products; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; risks related to our multi-year warranty periods for LED lighting products; risks associated with acquisitions, divestitures or investments generally; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 26, 2016, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree®, Essentia®, and XLamp® are registered trademarks and Wolfspeed™ is a trademark of Cree, Inc.

CREE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share amounts and percentages)

	Three Months Ended
	September 25, 2016	September 27, 2015
Revenue, net	$321,329	$381,549
Cost of revenue, net	234,988	274,357
Gross profit	86,341	107,192
Gross margin percentage	26.9%	28.1%

Operating expenses:
Research and development	28,531	32,731
Sales, general and administrative	61,371	70,172
Amortization or impairment of acquisition-related intangibles	6,266	6,469
Loss on disposal or impairment of long-lived assets	316	9,565
Total operating expenses	96,484	118,937

Operating loss	(10,143)	(11,745)
Operating income percentage	(3.2)%	(3.1)%

Non-operating expense	(158)	(22,803)
Loss from continuing operations before income taxes	(10,301)	(34,548)
Income tax benefit	(7,443)	(8,812)
Loss from continuing operations	(2,858)	(25,736)
Income from discontinued operations, net of tax	3,424	1,247
Net income (loss)	$566	($24,489)

Earnings (loss) per share-diluted
Continuing operations	($0.03)	($0.25)
Discontinued operations	0.03	0.01
Earnings (loss) per share-diluted	$—	($0.24)

Shares used in diluted per share calculation	100,559	103,473

These unaudited condensed consolidated statements of income (loss) reflect the Wolfspeed business as discontinued operations.

CREE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 25, 2016	June 26, 2016

ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$589,048	$605,305
Accounts receivable, net	146,067	138,772
Income tax receivable	9,855	6,304
Inventories	291,533	281,671
Prepaid expenses	23,344	25,728
Other current assets	41,584	44,501
Current assets held for sale	421,094	54,426
Total current assets	1,522,525	1,156,707
Property and equipment, net	373,211	387,167
Goodwill	518,059	518,059
Intangible assets, net	252,568	259,400
Other long-term investments	39,049	40,179
Deferred income taxes	38,708	38,564
Long-term assets held for sale	—	356,735
Other assets	8,635	9,249
Total assets	$2,752,755	$2,766,060

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$114,302	$122,808
Accrued salaries and wages	36,250	40,128
Other current liabilities	41,940	45,101
Current liabilities held for sale	18,383	14,962
Total current liabilities	210,875	222,999

Long-term liabilities:
Long-term debt	187,000	160,000
Deferred income taxes	945	943
Long-term liabilities held for sale	—	1,850
Other long-term liabilities	11,676	12,444
Total long-term liabilities	199,621	175,237

Shareholders’ equity:
Common stock	124	125
Additional paid-in-capital	2,369,408	2,359,584
Accumulated other comprehensive income, net of taxes	8,437	8,728
Accumulated deficit	(35,710)	(613)
Total shareholders’ equity	2,342,259	2,367,824
Total liabilities and shareholders’ equity	$2,752,755	$2,766,060

These unaudited condensed consolidated balance sheets reflect the Wolfspeed business as discontinued operations. The assets and liabilities of the Wolfspeed business are therefore classified as held for sale and are reflected as current in nature as of September 25, 2016.

CREE, INC.
UNAUDITED FINANCIAL RESULTS BY OPERATING SEGMENT
(in thousands, except percentages)

The following table reflects the results of the Company's reportable segments as reviewed by the Company's Chief Executive Officer, its Chief Operating Decision Maker or CODM, for the three months ended September 25, 2016 and the three months ended September 27, 2015. The CODM does not review inter-segment transactions when evaluating segment performance and allocating resources to each segment. As such, total segment revenue is equal to the Company's consolidated revenue.

	Three Months Ended
	September 25, 2016	September 27, 2015	Change
Lighting Products revenue	$183,836	$248,031	($64,195)	(26)%
Percent of revenue	57%	65%
LED Products revenue	137,493	133,518	3,975	3%
Percent of revenue	43%	35%
Total revenue	$321,329	$381,549	($60,220)	(16)%

	Three Months Ended
	September 25, 2016	September 27, 2015	Change
Lighting Products gross profit	$49,290	$69,081	($19,791)	(29)%
Lighting Products gross margin	26.8%	27.9%
LED Products gross profit	41,770	41,869	(99)	—%
LED Products gross margin	30.4%	31.4%
Unallocated costs	(4,719)	(3,758)	(961)	26%
Consolidated gross profit	$86,341	$107,192	($20,851)	(19)%
Consolidated gross margin	26.9%	28.1%

Reportable Segments Description

The Company's Lighting Products segment primarily consists of LED lighting systems and bulbs. The Company's LED Products segment includes LED chips and LED components.

Financial Results by Reportable Segment

The Company's CODM reviews gross profit as the lowest and only level of segment profit. As such, all items below gross profit in the consolidated statements of income (loss) must be included to reconcile the consolidated gross profit presented in the preceding table to the Company's consolidated income before taxes.

The Company allocates direct costs and indirect costs to each segment's cost of revenue. The allocation methodology is based on a reasonable measure of utilization considering the specific facts and circumstances of the cost being allocated.

Certain costs are not allocated when evaluating segment performance. These unallocated costs consist primarily of manufacturing employees' stock-based compensation, expenses for profit sharing and quarterly or annual incentive plans and matching contributions under the Company's 401(k) Plan.

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating income, non-GAAP non-operating income, net, non-GAAP net income, non-GAAP earnings per diluted share and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Cree also presents its target for non-GAAP expenses, which are expenses less expenses in the various categories described below. Both our GAAP targets and non-GAAP targets do not include any estimated changes in the fair value of our Lextar investment.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include the items listed below and the income tax effects associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquisition-related intangibles. Cree incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the ongoing operating results of Cree's business.
LED business restructuring charges or gains. In June 2015, Cree’s board of directors approved a plan to restructure the LED business. The restructuring, which was completed during fiscal 2016, reduced excess capacity and overhead in order to improve the cost structure moving forward. The components of the restructuring include the planned sale or abandonment of certain manufacturing equipment, facility consolidation and the elimination of certain positions. Because these charges relate to assets which have been retired prior to the end of their estimated useful lives and severance costs for eliminated positions, Cree does not consider these charges to be reflective of ongoing operating results. Similarly, Cree does not consider realized gains or losses on the sale of assets relating to the restructuring to be reflective of ongoing operating results.
Changes in the fair value of our Lextar investment. The Company's common stock ownership investment in Lextar Electronics Corporation is accounted for utilizing the fair value option. As such, changes in fair value are recognized in income, including fluctuations due to the exchange rate between the New Taiwan Dollar and the United States Dollar.

Cree excludes the impact of these gains or losses from its non-GAAP measures because they are non-cash impacts that Cree does not believe are reflective of ongoing operating results. Additionally, Cree excludes the impact of dividends received on its Lextar investment as Cree does not believe it is reflective of ongoing operating results.
Transaction costs associated with the sale of the Wolfspeed business. The Company has incurred transaction costs in conjunction with the proposed sale of its Wolfspeed business to Infineon. Because these costs were incurred relative to a portion of the business which is reported as discontinued operations in fiscal 2017, Cree does not consider these charges to be reflective on ongoing operating results.
Income tax effects of the foregoing non-GAAP items. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income. Non-GAAP net income is presented using a non-GAAP tax rate. The Company’s non-GAAP tax rate represents a recalculation of the GAAP tax rate reflecting the exclusion of the non-GAAP items.
Cree expects to incur many of these same expenses, including income taxes associated with these expenses, in future periods. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance and liquidity. Free cash flow represents operating cash flows less net purchases of property and equipment and patent and licensing rights. Cree considers free cash flow to be an operating performance and a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, a portion of which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of operating performance and liquidity is that it does not represent the residual cash flow available to the company for discretionary expenditures, as it is excludes certain mandatory expenditures such as debt service.

CREE, INC.
Unaudited Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts and percentages)

Non-GAAP Gross Margin

	Three Months Ended
	September 25, 2016	September 27, 2015
GAAP gross profit	$86,341	$107,192
GAAP gross margin percentage	26.9%	28.1%
Adjustment:
Stock-based compensation expense	2,778	2,620
Non-GAAP gross profit	$89,119	$109,814
Non-GAAP gross margin percentage	27.7%	28.8%

Non-GAAP Operating Income

	Three Months Ended
	September 25, 2016	September 27, 2015*
GAAP operating loss	($10,143)	($11,745)
GAAP operating income percentage	(3.2)%	(3.1)%
Adjustments:
Stock-based compensation expense:
Cost of revenue, net	2,778	2,620
Research and development	2,606	2,630
Sales, general and administrative	7,635	7,712
Total stock-based compensation expense	13,019	12,962
Amortization or impairment of acquisition-related intangibles	6,266	6,469
LED business restructuring charges	8	11,039
Total adjustments to GAAP operating income	19,293	30,470
Non-GAAP operating income	$9,150	$18,725
Non-GAAP operating income percentage	2.8%	4.9%

Non-GAAP Income From Continued Operations

	Three Months Ended
	September 25, 2016	September 27, 2015
GAAP loss from continuing operations	($2,858)	($25,736)
Adjustments
Stock-based compensation expense	13,019	12,962
Amortization or impairment of acquisition-related intangibles	6,266	6,469
Net changes associated with equity investments	1,114	22,944
LED business restructuring charges	8	11,039
Total adjustments to GAAP net income before provision for income taxes	20,407	53,414
Income tax effect	(8,049)	(12,934)
Non-GAAP income from continuing operations	$9,500	$14,744

Earnings per share
Non-GAAP diluted earnings per share from continuing operations	$0.09	$0.14

Shares used in diluted earnings per share from continuing operations calculation
Non-GAAP shares used	100,559	103,473

Non-GAAP Net Income

	Three Months Ended
	September 25, 2016	September 27, 2015
GAAP net income (loss)	$566	($24,489)
Adjustments
Stock-based compensation expense	14,648	15,070
Amortization or impairment of acquisition-related intangibles	6,409	7,063
Net changes associated with equity investments	1,114	22,944
LED business restructuring charges	8	15,913
Transaction costs related to the sale of the Wolfspeed business	1,997	125
Total adjustments to GAAP net income before provision for income taxes	24,176	61,115
Income tax effect	(9,533)	(15,292)
Non-GAAP net income	$15,209	$21,334

Earnings per share
Non-GAAP diluted earnings per share	$0.15	$0.21

Shares used in diluted earnings per share calculation
Non-GAAP shares used	100,559	103,473

GAAP Income From Discontinued Operations

	Three Months Ended
	September 25, 2016	September 27, 2015
Revenue, net	$49,902	$43,939
Cost of revenue, net	26,314	20,548
Gross profit	23,588	23,391
Total operating expenses	18,654	21,514
Income from discontinued operations before income taxes	4,934	1,877
Income tax expense	1,510	630
Income from discontinued operations, net of tax	$3,424	$1,247

Non-GAAP Income From Discontinued Operations

	Three Months Ended
	September 25, 2016	September 27, 2015
GAAP Income from discontinued operations	$3,424	$1,246
Adjustments
Stock-based compensation expense	1,629	2,109
Amortization or impairment of acquisition-related intangibles	143	594
LED business restructuring charges	—	4,874
Transaction costs related to the sale of the Wolfspeed business	1,997	125
Total adjustments to GAAP income from continuing operations before provision for income taxes	3,769	7,702
Income tax effect	(1,484)	(2,358)
Non-GAAP income from discontinued operations, net of tax	$5,709	$6,590

Free Cash Flow

	Three Months Ended
	September 25, 2016	September 27, 2015
Cash flows from operations	$18,098	$46,834
Less: PP&E spending	(19,337)	(49,883)
Less: Patents spending	(2,252)	(4,314)
Total free cash flow	($3,491)	($7,363)

Source: Cree, Inc.